UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-23249	35-1927379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park

Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 804-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Priority Healthcare Corporation (“Priority”) has entered into an Agreement and Plan of Merger, dated as of July 21, 2005 (the “Merger Agreement”), with Express Scripts, Inc., a Delaware corporation (“Express Scripts”), and Pony Acquisition Corporation, an Indiana corporation and a wholly owned subsidiary of Express Scripts (“Sub”), pursuant to which Sub will be merged with and into Priority (the “Merger”), with Priority continuing after the Merger as the surviving corporation and a wholly owned subsidiary of Express Scripts.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Priority’s Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the treasury of Priority, shares owned by Express Scripts immediately prior to the effective time of the Merger, shares owned by Sub or any other wholly owned subsidiary of Express Scripts or of Priority, and any dissenting shares) shall be cancelled, extinguished and converted automatically into the right to receive an amount equal to $28 per share in cash, without interest. In addition, pursuant to the Merger Agreement, each outstanding option to purchase shares of Class B Common Stock of Priority will, at the effective time of the Merger, be cancelled and the holder thereof will be entitled to receive in consideration for the cancellation of such stock option an amount in cash equal to the product of (i) the number of shares of stock previously subject to such stock option and (ii) the excess, if any, of $28 over the exercise price per share of the stock previously subject to such stock option.

In addition, pursuant to the Merger Agreement, each share of restricted stock of Priority (the “Restricted Stock”) outstanding at the effective time of the Merger will vest and such share of Restricted Stock will then be cancelled, extinguished and converted automatically into the right to receive an amount equal to $28 per share in cash, without interest. In contemplation thereof, the Compensation Committee of the Board of Directors of Priority has provided that each outstanding share of Restricted Stock shall, immediately prior to the effective time of the Merger, vest and the restrictions thereon shall lapse, and at the effective time of the Merger shall represent the right to receive the cash consideration pursuant to the Merger Agreement.

The Merger Agreement has been approved and adopted by Priority’s Board of Directors. The Merger is conditioned on, among other things, the approval of the Merger Agreement by Priority’s shareholders and the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement includes certain termination rights and provides that, upon the termination of the Merger Agreement under certain circumstances, Priority would be required to pay Express Scripts a termination fee of $45 million.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement contains representations and warranties that the parties made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified in information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the parties’ prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

In connection with the execution of the Merger Agreement, Mr. William E. Bindley, the Chairman of the Board and a significant shareholder of Priority, and certain trusts of which he is the trustee and which hold common stock of Priority, executed an agreement with Express Scripts and Sub in which Mr. Bindley and the trusts agreed to vote his and their shares of Company common stock in favor of the Merger Agreement and the proposed Merger and against any other proposal or offer to acquire Priority (the “Voting Agreement”). The shares subject to the Voting Agreement represent in the aggregate approximately 28.9% of the votes entitled to be cast on the Merger Agreement and the Merger by the holders of outstanding Company common stock. If the Merger Agreement is terminated for any reason, the Voting Agreement will also terminate. The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, Priority has entered into Change in Control Agreements, dated July 21, 2005, with Sub and each of the following executive officers: Steven D. Cosler, Guy F. Bryant, Tracy R. Nolan, Kim K. Rondeau, Rebecca M. Shanahan, and Stephen M. Saft.

The Change in Control Agreements entered into by each executive officer are in substantially the same form. Each Change in Control Agreement provides for the termination of the previous Executive Employment Agreement entered into between Priority and the executive officer, effective as of the date of the closing of the Merger. Each Change in Control Agreement entitles the executive officer party to the Change in Control Agreement to a certain lump sum payment once specified requirements are met. If the Merger Agreement terminates, each Change in Control Agreement also terminates.

The foregoing description of the Change in Control Agreements with each executive officer is not complete and is qualified in its entirety by reference to the full text of the form of Change in Control Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and to the Schedule to Exhibit 10.1 listing the executive officers who have executed the Change in Control Agreement along with a summary of material differences from the form of Change in Control Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Priority has also entered into a Change in Control Agreement, dated July 21, 2005, with Sub and Robert L. Myers. The Change in Control Agreement with Mr. Myers provides for the termination of the Termination Benefits Agreement, dated July 1, 1996, between Priority and Mr. Myers, and the termination of the certain Agreement, dated June 30, 2004, between Priority and Mr. Myers once certain specified requirements are met. The

Change in Control Agreement with Mr. Myers also entitles Mr. Myers to a lump sum payment of $1,000,000 once specified requirements are met. If the Merger Agreement terminates, the Change in Control Agreement with Mr. Myers also terminates.

The foregoing description of the Change in Control Agreement with Robert L. Myers is not complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement between Priority, Sub and Robert L. Myers, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Merger Agreement, on July 21, 2005, the Board of Directors of Priority approved an amendment to Section 9.4 of Priority’s By-Laws for the purpose of opting out of the provisions of the Indiana Control Share Acquisition Statute. A copy of the amended text of Section 9.4 of Priority’s By-Laws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of July 21, 2005, by and among Express Scripts, Inc., Pony Acquisition Corporation and Priority Healthcare Corporation

3.1	Amended Section 9.4 of the By-Laws of Priority Healthcare Corporation

10.1	Form of Change in Control Agreement between Pony Acquisition Corporation, Priority Healthcare Corporation, and each of Steven D. Cosler, Guy F. Bryant, Tracy R. Nolan, Kim K. Rondeau, Rebecca M. Shanahan, and Stephen M. Saft

10.2	Schedule to Exhibit 10.1 summarizing the material differences of each Change in Control Agreement from the form of Change in Control Agreement filed as Exhibit 10.1

10.3	Change in Control Agreement, dated as of July 21, 2005, between Pony Acquisition Corporation, Priority Healthcare Corporation, and Robert L. Myers

99.1	Voting Agreement, dated as of July 21, 2005, by and among Express Scripts, Inc., Pony Acquisition Corporation, William E. Bindley, William E. Bindley Charitable Remainder Unitrust dated May 14, 1997, William E. Bindley Grantor Retained Annuity Trust dated February 13, 2003, William E. Bindley Grantor Retained Annuity Trust dated February 3, 2004, William E. Bindley Grantor Retained Annuity Trust dated February 9, 2005 and William E. Bindley Family Grantor Retained Annuity Trust dated May 12, 2005.

Where to Find Additional Information

Priority plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the proposed transaction. Investors are urged to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about Priority and the proposed merger. The Proxy Statement will be mailed to the shareholders of Priority prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement, when it becomes available, and other documents filed by Priority with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from Priority’s Web site at www.priorityhealthcare.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Priority Healthcare Corporation, 250 Technology Park, Lake Mary, Florida 32746, (407) 804-6700.

Participants in the Solicitation

Priority and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Priority in connection with the proposed transaction. Information regarding Priority’s directors and executive officers is contained in Priority’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2005

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Stephen M. Saft
Name:	Stephen M. Saft
Title:	Chief Financial Officer and Treasurer